                                    AGREEMENT

         This Agreement is made and entered into as of this 22nd day of August 1997, between Mr. Rajiv Vohra, (the "Advisor") and American ATM Corp., a Florida corporation, (the "Company").

         In consideration of the mutual promises made herein and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Company hereby engages the Advisor on a non-exclusive basis for the term specified in Paragraph 2 hereof to render consulting advice to the Company as a public relations specialist relating to corporate and similar matters upon the terms and conditions set forth herein. During the term of this Agreement, the Advisor and the Company intend to evaluate the possibilities for additional engagements that may be embodied in one or more separate written agreements.

         2. Except as otherwise specified herein, this Agreement shall be effective for up to twelve (12) months from the date hereof, unless it is terminated by either party upon sixty (60) days written notice received by either the Advisor or the Company.

         3. During the term of this Agreement, the Advisor shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Advisor shall not be required to undertake duties not reasonably within the scope of the public relations advisory services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of the Advisor's advice is not readily quantifiable, and that the Advisor shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend and specific amount of time doing so. The Advisor's duties include, but will not necessarily be limited to, providing recommendations to the Company concerning the following public relations matters:

                  (a) Rendering advice and assistance to the Company in connection with the preparation of annual and interim reports and press releases;

                  (b) Preparing or assisting the Company in promotion of the Company including, but not limited to the preparation of brochures, newsletters, announcements, and advertisements;

                  (c) Assisting in the Company's financial public relations and preparation of research reports;

         4. In consideration for the services rendered by the Advisor to the Company pursuant to this Agreement, the Company shall compensate the Advisor as follows:

                  (a) Assigning bonus of Twenty Thousand Common Shares (free trading) from a shareholder, and from the Company One Hundred and Sixty Thousand Warrants (free trading) payable as follows:

                  (b) A monthly fee of Forty Thousand Warrants of the Company (free trading) per month payable on the 1st day of the month from September 1st, 1997, through December 1, 1997 and;

                  (c) On January the 1st, 1998 the Company shall grant the Advisor an additional Forty Thousand Warrants;

                  (d) On December the 1st, 1998 the Company shall grant the Advisor an additional Forty Thousand Warrants and;

                  (e) On March the 1, 1999 the Company shall grant the Advisor an additional Forty Thousand Warrants.

         5. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Advisor will use and rely on data, material and other information furnished to the Advisor by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Advisor may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. Accordingly, the Company expressly agrees that all data, material and other information furnished to the Advisor by the Company shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made not misleading.

         6. The Advisor shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by both parties hereto that the Advisor shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

         7. (a) This Agreement constitutes the entire Agreement and understanding of the parties hereto, with respect to the matters set forth herein.

                  (b) All notices, requests demands and other communications required or permitted to be given shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth below or to such other address as either party may hereafter give notice of in accordance with provisions hereof:

                  If the Company,                    American ATM Corp.
                                                     5061 N. Dixie Highway
                                                     Boca Raton, FL 33431

                  If to the Advisor,                 Mr. Rajiv Vohra
                                                     300 Le Royer Est
                                                     Montreal Canada H2Y 1E3

                  (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

                  (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute on one and the same original documents.

                  (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

                  (f) The parties hereby agree that any dispute which may arise between them arising out of, or in connection with this Agreement shall first be submitted to mediation and, failing satisfactory resolution, may be enforced in the Courts.

If the foregoing correctly sets forth the understanding between the Advisor and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided, at which time this letter shall become a binding contract.


Accepted and Agreed,

For the Advisor

Rajiv Vohra
----------------------
Rajiv Vohra


For the Company

Mori Aaron Schweitzer

Authorized signatory for American ATM Corp.